EXHIBIT 10.1

AMENDMENT NO. 3 TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is being executed and delivered as of August 9, 2019 by and among Insight Enterprises, Inc., a Delaware corporation (the “Company”), Insight Direct (UK) Ltd., a company organized under the laws of England (the “UK Borrower”), Insight Enterprises B.V., a besloten vennootschap met beperkte aansprakelijkheid, incorporated under the laws of The Netherlands (the “Dutch Borrower” and, collectively with the Company and the UK Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement described below, and the Lenders party hereto.  All capitalized terms used herein without definition shall have the same meanings as set forth in the below-defined Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are party to that certain Fourth Amended and Restated Credit Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended hereby, the “Credit Agreement”);

WHEREAS, the Company has requested that the Required Lenders and the Administrative Agent amend the Existing Credit Agreement in certain respects; and

WHEREAS, the Lenders party hereto, constituting the Required Lenders, and the Administrative Agent have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

Amendments.   Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended as follows:

Section 1.01 is hereby amended to insert alphabetically therein the following new defined terms:

“Convertible Debt Security” means debt securities, the terms of which provide for conversion into, or exchange for, Qualified Equity Interests of the Company, cash in lieu thereof or a combination of such Qualified Equity Interests and cash in lieu thereof (or other securities or property following a merger event, reclassification or other change of the common stock (or other Qualified Equity Interests) of the Company).

“Permitted Bond Hedge” means any Swap Agreement that is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or Equity Interests (other than Disqualified Equity Interests) of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) and is entered into in connection with any Convertible Debt Securities of the Company, one of the purposes of which is, together with any Permitted Warrant entered into concurrently therewith, to provide for an effectively higher conversion premium.

“Permitted Convertible Debt Hedge Transaction” means (i) any Permitted Bond Hedge and any Permitted Warrant or (ii) any capped call or similar transaction having substantially the same economic effect as the foregoing.

“Permitted Share Repurchase Transaction” means an accelerated share repurchase transaction or other structured share repurchase transaction entered into by the Company for the purpose of purchasing its Qualified Equity Interests.

“Permitted Warrant” means one or more call options settled through the delivery of cash, Qualified Equity Interests of the Company (or other securities or property following a merger event, reclassification or other change of the common stock of the Company) or a combination of cash and Qualified Equity Interests of the Company, sold concurrently with the entry into one or more Permitted Bond Hedges and having an initial strike or exercise price (howsoever defined) that is greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge.

The following definitions set forth in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

“Equity Interests” means shares of capital stock, partnership interests and entitlements, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any and all Convertible Debt Securities, Permitted Convertible Debt Hedge Transactions and Permitted Share Repurchase Transactions.

“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter of the Company, the ratio of (a)(i) Consolidated EBITDA during the Test Period then ended minus (ii) Consolidated Capital Expenditures during such Test Period minus (iii) cash dividends or distributions (excluding any redemption, repurchase, acquisition or other retirement of its Equity Interests or Convertible Debt Securities made by the Company in accordance with Section 6.06) paid by the Company on its Equity Interests or Convertible Debt Securities during such Test Period plus (iv) Consolidated Rentals during such Test Period to (b)(i) Consolidated Interest Expense during such Test Period plus (ii) Consolidated Rentals during such

Test Period plus (iii) expenses for taxes paid or taxes accrued during such Test Period (calculated for the Company and its Subsidiaries on a consolidated basis) plus (iv) any scheduled amortization of the principal portion of Indebtedness during such Test Period (other than amounts owing in connection with Permitted Receivables Facilities), including, without limitation, Capitalized Lease Obligations (calculated for the Company and its Subsidiaries on a consolidated basis).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) any bona-fide earn-out obligation until such obligation becomes (or should become) a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of obligations, liabilities or indebtedness of the type described in clauses (a) through (e) and (g) through (l) of this definition, (g) all Capitalized Lease Obligations of such Person, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (unless cash collateralized with cash and/or cash equivalents in a manner permitted hereunder), (i) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) Attributable Receivables Indebtedness, (k) all Attributable Debt of such Person under Sale and Leaseback Transactions, (l) with respect to any Subsidiary of the Company, any Disqualified Equity Interests of such Person and (m) all Net Mark-to-Market Exposure of such Person under all Swap Agreements; provided that the term “Indebtedness” shall not include any of (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) the Net Mark-to-Market Exposure with respect to any Permitted Convertible Debt Hedge Transaction and any Permitted Share Repurchase Transaction.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For all purposes hereof, Indebtedness of the Company and its Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business; provided that the intercompany liabilities of Subsidiaries that are not Loan Parties which are owed to Loan Parties shall be excluded solely to the extent the aggregate outstanding principal amount of such liabilities does not exceed $20,000,000.

“Secured Obligations” means (a) the Obligations, (b) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under each Swap Agreement entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Swap Agreement was entered into and (c) Banking Services Obligations; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party; and provided further that no Permitted Convertible Debt Hedge Transaction and no Permitted Share Repurchase Transaction shall be a Secured Obligation.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, for the avoidance of doubt, any Permitted Convertible Debt Hedge Transaction and any Permitted Share Repurchase Transaction); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

Section 6.03(m) of the Existing Credit Agreement is hereby deleted in its entirety as the following clauses (m) and (n) are hereby substituted therefor:

(m) the Company or any Subsidiary may engage in a sale, lease, transfer or other disposition of any assets not described above so long as such assets, when taken together with all other assets sold, leased, transferred or otherwise disposed of pursuant to this clause (m) in any fiscal year, does not constitute a Substantial Portion of the assets of the Company and its Subsidiaries; and

(n) Dispositions of Equity Interests of the Company upon (i) settlement of any Convertible Debt Security or (ii) the exercise of any Permitted Warrant.

Section 6.05 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.05Swap Agreements.  The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates with respect to any interest-bearing liability or investment of the Company or any Subsidiary, (c) Permitted Convertible Debt Hedge Transactions, and (d) Permitted Share Repurchase Transactions.

Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 6.06Restricted Payments.  The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and make Restricted Payments with respect to its Equity Interests payable solely in shares of its common stock, (b) (i) Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests, and (ii) a Subsidiary may make distributions to allow for the payment of any U.S. federal, state, local, or non-U.S. Taxes (including UK Tax) that are due and payable by any group of corporations that includes the Subsidiary and with which the Subsidiary joins in filing any consolidated, combined, unitary, or similar tax returns, determined as if the Subsidiary filed such tax returns separately as the parent of an affiliated (or similar) group that included the Subsidiary and its subsidiaries, (c) so long as no Default exists at the time thereof, the Company may redeem, repurchase, acquire or retire (i) any of its outstanding Equity Interests during the term of this Agreement so long as the Total Leverage Ratio is less than 2.25 to 1.00 (determined on a Pro Forma Basis after giving effect to the applicable redemption, repurchase, acquisition or retirement, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available) and (ii) to the extent the Company is unable to satisfy the Total Leverage Ratio requirement set forth in the foregoing clause (i), any of its outstanding Equity Interests during the term of this Agreement in an aggregate amount not to exceed $100,000,000 (with the understanding that this $100,000,000 basket is separate from the basket provided in the foregoing clause (i) and only available when the clause (i) basket is unavailable), (d) the Company may declare and pay distributions and dividends on its Equity Interests; provided, that, with respect to the foregoing clause (d), (1) no Default shall exist immediately before or immediately after giving effect to such distributions and dividends or be created as a result thereof and (2) each cash dividend declared by the

Company shall be made within 90 days of the declaration thereof, (e) the Company may redeem, repurchase, acquire or retire any of its outstanding Qualified Equity Interests upon the exercise, termination or unwind of any Permitted Convertible Debt Hedge Transaction or upon conversion, exchange, repurchase, redemption or retirement of any Convertible Debt Security, (f) the Company may make Restricted Payments (A) in connection with (including, without limitation, purchases of) any Permitted Convertible Debt Hedge Transaction, (B) to settle any Permitted Warrant (i) by delivery of its Qualified Equity Interests, (ii) by set-off against the related Permitted Bond Hedge or (iii) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments and/or deliveries received pursuant to the settlement of any related Permitted Bond Hedge (subject to any increase in the price of the underlying common stock since the settlement of such Permitted Bond Hedge), (C) to terminate any Permitted Warrant or (D) to terminate any Permitted Share Repurchase Transaction, and (g) the Company may make cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion or settlement of any Convertible Debt Hedge Transaction or cash payments on any Convertible Debt Security in accordance with the terms and conditions set forth in the documents evidencing such Convertible Debt Security.

Paragraph (g) of Article VII is hereby amended and restated in its entirety as follows:

(g)any event or condition (other than, with respect to Indebtedness consisting of a Swap Agreement, any early payment or delivery requirement, settlement, unwinding or termination thereof not arising as a result of a default by the Company or any Subsidiary thereunder) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms (or the occurrence of any transaction or event giving rise to the right to cause such redemption, repurchase, conversion or settlement) unless such redemption, repurchase, conversion or settlement (or related transaction or event) results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any breach or default that is (x) remedied by the Company or the applicable Subsidiary or (y) waived (including in the form of an amendment) by the required holders of the applicable item of Indebtedness, in either case, (x) prior to acceleration of Loans and Commitments pursuant to this Article VII and (y) so long as after giving effect to such waiver or remedy the holders of the applicable item of Indebtedness or any trustee or agent on its or their behalf may no longer cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (iv) any voluntary termination of the Channel Finance Credit Agreement pursuant to Section 3.2.1 thereof;

Condition of Effectiveness.  The effectiveness of this Amendment is subject to the following conditions precedent:

the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers and the Required Lenders; and

all of the Administrative Agent’s reasonable and documented accrued costs, fees and out-of-pocket expenses through the date hereof, in each case owing by the Borrowers to the Administrative Agent and invoiced prior to the date hereof shall have been  fully paid.

Representation and Warranties.  Each Borrower hereby represents and warrants that (i) this Amendment and the Existing Credit Agreement as amended hereby constitute its legal, valid and binding obligation and are enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) all of the representations and warranties of such Borrower set forth in the Credit Agreement are true and correct in all material (or in all respects if qualified by materiality) respects on and as of the date hereof (except to the extent such representations or warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects if qualified by materiality) as of such earlier date) and (iii) no Default has occurred and is continuing on and as of the date hereof.

Effect on the Credit Agreement.

Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

Except as expressly set forth herein, (i) the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any rights, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other documents executed in connection with the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement nor any other document executed in connection therewith and (ii) the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith and are hereby ratified and confirmed.

Each Borrower affirms its duties and obligations under each Loan Document to which it is a party

GOVERNING LAW.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Costs and Expenses.  The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation and execution of this Amendment to the extent provided in Section 11.03 of the Credit Agreement.

Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Counterparts.  This Amendment may be executed by one or more of the parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile copy or other electronic image (e.g., “PDF” or “TIF” via electronic mail) of any signature hereto shall have the same effect as the original thereof.

No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

INSIGHT ENTERPRISES, INC.,

as the Company

By:/s/ Lynn Willden_______________________
Name: Lynn Willden

Title: SVP Treasurer

INSIGHT DIRECT (UK) LTD.,

as the UK Borrower

By:/s/ Russell Leighton____________________
Name: Russell Leighton

Title: SVP Finance and Operations

INSIGHT ENTERPRISES B.V.,

as the Dutch Borrower

By:/s/ Russell Leighton____________________
Name: Russell Leighton

Title: SVP Finance and Operations

JPMORGAN CHASE BANK, N.A., as a Lender, as the Issuing Bank and as Administrative Agent

By:/s/ Caitlin R. Stewart________________________

Name: Caitlin R. Stewart

Title: Executive Director

DTTP number: 13/M/268710/DTTP

Jurisdiction of

tax residence:USA

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:/s/ Corey Saba Basha_______________________

Name: Corey Saba Basha

Title: SVP

DTTP number: 13/W/61173/DTTP

Jurisdiction of

tax residence:USA

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By:/s/ Sean Piper____________________________

Name: Sean Piper

Title: AVP

DTTP number: 13/P/63904/DTTP

Jurisdiction of

tax residence:USA

BANK OF AMERICA, N.A., as a Lender

By:/s/ Alain Pelanne_______________________

Name: Alain Pelanne

Title: Vice President

DTTP number: 13/B/7418/DTTP

Jurisdiction of

tax residence:USA

BRANCH BANKING AND TRUST COMPANY,

as a Lender

By:/s/ Vicount P. Cornwall_____________________

Name: Vicount P. Cornwall

Title: Senior Vice President

DTTP number: 13/B/357522/DTTP

Jurisdiction of

tax residence:USA

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:/s/ Matt S. Scullin___________________________

Name: Matt S. Scullin

Title: Senior Vice President

DTTP number: 13/U/62184/DTTP

Jurisdiction of

tax residence:USA

BANK OF THE WEST, as a Lender

By:/s/ Scott Bruni____________________________

Name: Scott Bruni

Title: Vice President

DTTP number: 13/B/359711/DTTP

Jurisdiction of

tax residence:USA

COMERICA BANK,

as a Lender

By:/s/ Liz Hulley_____________________________

Name: Liz Hulley

Title: Vice President

DTTP number:

Jurisdiction of

tax residence:USA

BOKF, NA, d/b/a BOK Financial

f/k/a BOKF, NA d/b/a Bank of Arizona,

as a Lender

By:/s/ Alec Hansen__________________________

Name: Alec Hansen

Title: Vice President

DTTP number: 13/A/356518/DTTP

Jurisdiction of

tax residence:USA

ZIONS BANCORPORATION, N.A. dba NATIONAL

BANK OF ARIZONA,

as a Lender

By:/s/ Sabina Aaronson___________________________

Name: Sabina Aaronson

Title: Vice President

DTTP number: 13/Z/370491/DTTP

Jurisdiction of

tax residence:USA